SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                   FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Tech/Ops Sevcon, Inc.
                              ---------------------
              (Exact Name of Registrant as Specified in Its Charter)

              Delaware                            04-2985631
-------------------------------     -----------------------------------
(State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
           Incorporation)

            155 Northboro Road, Southborough, Massachusetts, 01772
            ------------------------------------------------------
                    (Address of Principal Executive Offices)

                           1996 EQUITY INCENTIVE PLAN
                           --------------------------
                             (Full Title of the Plan)

              Paul A. McPartlin Treasurer and Chief Financial Officer Tech/Ops Sevcon, Inc. 155 Northboro Road, Southborough, MA (508) 281-5510
-------------------------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:
                          David R. Pokross, Jr., Esq.
Palmer & Dodge LLP 111 Huntington Avenue Boston, Massachusetts 02199
                              (617) 239-0100

                        CALCULATION OF REGISTRATION FEE
  Title of       Amount to   Proposed maximum   Proposed maximum      Amount of
securities to  be registered  offering price   aggregate offering  registration
be registered      (1)(2)       per share(3)       price(3)              fee

Common Stock,     150,000         $4.33            $649,500            $59.75
$0.10 par value     shares
-------------  ------------- ----------------  ------------------   -----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution may be declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.
(2)	This registration statement registers an additional 150,000 shares issuable under our 1996 Equity Incentive Plan. We have previously registered 200,000 shares (File No. 33-42960), and 100,000 shares (File No. 333-02113)
under this Plan.
(3) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices on April 23, 2003 as reported by the American Stock Exchange.

  Statement Regarding Incorporation By Reference From Effective Registration
                                Statement.

       The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 25, 1991 (File No. 33-42960) relating to the registration of 200,000 shares of the Registrant's common stock, $0.10 par value per share (the "Common Stock") and the Registrant's Registration Statement on Form S8 filed with the Commission on April 1, 1996 (File No. 333-02113) relating to the registration of 100,000 shares of the Registrant?s Common Stock authorized for issuance pursuant to the Registrant's 1996 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 150,000 shares of the Registrant's Common Stock to be issued pursuant to the Plan.

                                    PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.	Exhibits.
       See Exhibit Index on page 5.


SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Southborough, MA, on April 24, 2003.

                                    TECH/OPS SEVCON, INC.
                                    By:    /s/ Paul A. McPartlin
                                           ---------------------
     				                   Paul A. McPartlin
                                           Vice President, Chief Financial
                                           Officer and Treasurer

                              POWER OF ATTORNEY

      We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Paul A. McPartlin and David R. Pokross, Jr., and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-8 (including preand posteffective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneysinfact may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                             Date
-----------         -----------------------------------------     --------------
/s/ Matthew Boyle     President, Chief Executive Officer          April 24, 2003
-----------------    and Director (Principal Executive Officer)
Matthew Boyle

/s/ Paul A. McPartlin Vice President and Chief Financial Officer  April 24, 2003
-----------------    (Principal Financial and Accounting Officer)
Paul A. McPartlin

/s/ Paul B. Rosenberg             Director                        April 24, 2003
-----------------
Paul B. Rosenberg

/s/ Marvin G. Schorr              Director                        April 24, 2003
-----------------
Marvin G. Schorr

/s/ Bernard F. Start              Director                        April 24, 2003
-----------------
Bernard F. Start

/s/ David R. Steadman             Director                        April 24, 2003
-----------------
David R. Steadman

/s/ C. Vincent Vappi              Director                        April 24, 2003
-----------------
C. Vincent Vappi

                                     Exhibit Index
Exhibit
Number               Description of Exhibit
----------          ------------------------------------------
   5                Opinion of Palmer & Dodge LLP.

 23.1              Consent of Grant Thornton LLP, Independent Certified Public
                   Accountants.

                    Consent of Arthur Andersen LLP is not available as they have discontinued operations.

23.2              Consent of Palmer & Dodge LLP.  Included in Exhibit 5.

   24               Power of Attorney.  Contained on the signature page hereto.


     After reasonable efforts, the registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of their report in this Registration Statement, and the Registrant has dispensed with the requirement under Section 7 of the Securities Act to file their consent in reliance on Rule 437(a) promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this Registration Statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.


                                                                       Exhibit 5

                                   PALMER & DODGE LLP
                       111 Huntington Avenue at Prudential Center
                           Boston, Massachusetts 02199-7613
                    Telephone: (617) 239-0100  Facsimile: (617) 227-4420

                                      April 24, 2003
Tech/Ops Sevcon, Inc.
155 Northboro Road
Southborough, MA 01772

Ladies and Gentlemen:
      We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Tech/Ops Sevcon, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to an additional 150,000 shares of the Company's Common Stock, $0.10 par value per share (the "Shares"), issuable pursuant to the provisions of the Company?s 1996 Equity Incentive Plan, as amended (the "Plan").

       We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization of the issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

       Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Plan and the options or other rights granted thereunder, the Shares will be validly issued, fully paid and nonassessable.

       It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

       We hereby consent to the filing of this opinion as a part of the Registration Statement.
						Very truly yours,

                                    /s/ Palmer & Dodge LLP

                                    PALMER & DODGE LLP


										Exhibit 23.1

              Consent of Independent Certified Public Accountants


       We have issued our report dated November 13, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Tech/ Ops Sevcon, Inc. on Form 10-K for the year ended September 30, 2002. We hereby consent to the incorporation by reference of said report in this registration statement on Form S-8 of Tech/Ops Sevcon, Inc. for its 1996 Equity Incentive Plan.

						/s/ GRANT THORNTON LLP

Boston Massachusetts
April 24, 2003